SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A



                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                       Travelers Corporate Loan Fund Inc.
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

        Maryland                                     applied for and pending
--------------------------                           -----------------------
(State of incorporation or                           (I.R.S. Employer
 organization)                                        Identification No.)

388 Greenwich Street
New York, New York                                            10013
--------------------------                           -----------------------
(Address of principal                                       (Zip Code)
 executive offices)


Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class        Name of each exchange on which
         to be so registered        each class is to be registered
         -------------------        ------------------------------

         Common Stock, par          New York Stock Exchange
         value $.001 per share


If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates: 333-62357
          ---------

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
-------------------------------------------------------------------------------
                                (Title of class)

Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

              Registrant's Preliminary Prospectus relating to the proposed offering of its Common Stock, dated August 27, 1998, forming a part of Registrant's Registration Statement on Form N-2 under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended (File No. 333-62357) ("Registration Statement"), is incorporated herein by reference. Reference is made specifically to the sections therein captioned "Dividends and Distributions; Dividend Reinvestment Plan," and "Description of Capital Stock."

Item 2.  Exhibits.
         --------

         (a) No exhibits are being filed with the Commission.




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


                                    SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Dated: September 18, 1998


                             TRAVELERS CORPORATE LOAN FUND INC.



                              By: /s/ Heath B. McClendon
                                  Name:  Heath B. McClendon
                                  Title: President and Chief Executive Officer




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